EXHIBIT 10.3



                         EXECUTIVE EMPLOYMENT AGREEMENT

         This Executive Employment Agreement (the "Agreement") is entered into as of January 1, 2003, by and between Arnold Gans (the "Executive") and Gender Sciences Inc., a New Jersey corporation (the "Company").

         1. Employment. The Company hereby agrees to Executive's employment, and Executive hereby accepts such employment and agrees to perform his duties and responsibilities, in accordance with the terms and conditions hereinafter set forth.

                  1.1 Employment Term. The term of Executive's employment under this Agreement shall commence as of January 1, 2003 (the "Effective Date") and shall continue until the third (3rd) anniversary of the Effective Date, unless earlier terminated in accordance with Section 3 or Section 4 hereof. The period commencing as of the Effective Date and ending on the third (3rd) anniversary of the Effective Date, or such later date to which the term of Executive's employment under the Agreement shall have been extended is hereinafter referred to as the "Employment Term."

                  1.2 Duties and Responsibilities. Executive shall serve in the position of President/CEO. During the Employment Term, Executive shall perform all duties and accept all responsibilities incident to such position or other appropriate duties as may be assigned to him by the Company's Board of Directors. Executive shall devote his full productive time and best efforts to the performing of his duties and responsibilities under this Section 1.2.

                  1.3 No Conflicting Obligations. The Executive represents and warrants to the Company that he is under no obligations or commitments, whether contractual or otherwise, that are inconsistent with his obligations under this Agreement. The Executive represents and warrants that he will not use or disclose, in connection with his Employment, any trade secrets or other proprietary information or intellectual property in which the Executive or any other person has any right, title or interest and that his Employment will not infringe or violate the rights of any other person. The Executive represents and warrants to the Company that he has returned all property and confidential information belonging to any prior employer.

                  1.4 Base Salary. For all of the services rendered by Executive hereunder the Company shall pay Executive an annual base salary (his "Base Salary") of one hundred and sixty thousand Dollars ($160,000), payable in installments at such times as the Company shall pay its other senior level executives (but in any event no less often than monthly). The Base salary shall be one hundred and forty four thousand Dollars ($144,000) starting January 1, 2003 and may be increased to one hundred and sixty thousand Dollars ($160,000) on July 1, 2003 based upon review and the continued progress of the Company. The Base Salary shall be reviewed by the Company annually with an increase not to exceed more than ten percent (10%) in any year, which increase shall be at the discretion of the Board of Directors and approved by the Compensation Committee.

                  1.5 Bonus. In addition to the Base Salary, the Executive shall receive an annual incentive bonus (the "Annual Bonus") in an amount up to (i) 100% of his Base Salary if the Company achieves agreed upon targets. The Board of Directors shall fix these targets for each year during the Employment Term.

These targets may include gross profit %, net profit, EBITDA, stock price, budget/sales forecast, expense control, an operating budget by product, and a capital raise. The Annual Bonus may be awarded half in cash, half in restricted stock or stock options. The Compensation Committee will approve the Annual Bonus Plan and Bonus Pool. The bonus program for the year beginning January 1, 2003 is attached hereto as "Exhibit A".

                  1.6 Automobile Allowance. During the Employment Term, Executive shall be entitled to receive a monthly automobile allowance, payable monthly in advance, which shall include all costs attendant to the use of the automobile, including, but not limited to, liability and property insurance coverage, costs of maintenance and fuel. Notwithstanding the foregoing, the amount of the monthly automobile allowance shall be reviewed by the Company annually. In no event shall the monthly auto allowance exceed $1,000.00.

                  1.7 Benefits. The Executive will be eligible to participate in such employee benefit plans of the Company that may be in effect from time to time and that are offered to the Company's senior level executives as a group or to its employees generally, as such plans or programs may be in effect from time to time, including without limitation, medical insurance.

                  1.8 Reimbursement of Expenses; Vacation. During his Employment, the Executive shall be authorized to incur necessary and reasonable travel, entertainment and other business expenses in connection with his duties hereunder. The Company shall reimburse the Executive for such expenses upon presentation of an itemized account and appropriate supporting documentation, all in accordance with the Company's generally applicable policies for senior level executives as a group. Executive shall be entitled to four (4) weeks paid vacation per year and paid holidays in accordance with the Company's normal personnel policies.

                  1.9 Tax Withholding. The Company may withhold from any compensation or other benefits payable under this Agreement all federal, state, city or other taxes as shall be required pursuant to any law or governmental regulation or ruling.

         2. Confidentiality and Non-Compete. The Executive has entered into a Confidentiality and Non-Compete Agreement with the Company, which includes a Non-Solicitation and Non-Disturbance section, which is attached hereto as Exhibit B and incorporated herein by this reference.

         3. Termination. The Employment Term shall terminate upon the occurrence of any one of the following events:

                  3.1 Disability. The Company may terminate the Employment Term if Executive is unable substantially to perform his duties and responsibilities hereunder to the full extent required by the Company by reason of illness, injury or incapacity for three (3) consecutive months, or for more than six (6) months in the aggregate during any period of twelve (12) calendar months. In the event of such termination, the Company shall pay Executive his Base Salary through the date of such termination. In addition, Executive shall be entitled to the following: (i) a pro rata Annual Bonus, if applicable, for the year of termination; (ii) any other amounts earned, accrued or owing but not yet paid under Section 1 above; (iii) continued participation for the remaining Employment Term in those benefits in which he was participating on the date of termination which, by their terms, permit a former employee to participate; and
(iv) any other benefits in accordance with applicable plans and programs of the Company. In such event, the Company shall have no further liability or obligation to Executive for compensation under this Agreement except as otherwise specifically provided in this Agreement. Executive agrees, in the event of a dispute under this Section 3.1, to submit to a physical examination by a licensed physician selected by the Company. The Company agrees that Executive shall have the right to have his personal physician present at any examination conducted by the physician selected by the Company.

                  3.2 Cause. The Company may terminate the Employment Term, at any time, for "Cause," in which event all payments under this Agreement shall cease, except for Base Salary to the extent already accrued. For purposes of this Agreement, "Cause" shall mean:

                           (a) An unauthorized use or disclosure by the
Executive of the Company's confidential information or trade secrets, which use or disclosure causes material harm to the Company;

                           (b) A material breach by the Executive of any
agreement between the Executive and the Company;

                           (c) A material failure by the Executive to comply
with the Company's written policies or rules;

                           (d) The Executive's gross negligence or willful
misconduct; or

                           (e) A failure by the Executive to perform assigned
duties after receiving written notification of such failure from the Board of Directors; or

                           (f) Conviction of a crime which is classified as a
felony.

                  The foregoing shall not be deemed an exclusive list of all acts or omissions that the Company may consider as grounds for the termination of the Executive's Employment without Cause.

                  3.3 Termination by the Company Without Cause. The Company may terminate the Employment Term, at any time, without Cause. In the event Executive is terminated without Cause, Executive shall be entitled to receive:
(i) any amounts earned, accrued or owing but not yet paid pursuant to Section 1 above; (ii) a lump sum severance payment in an aggregate amount equal the sum of one (1) times Executive's then-current Base Salary for the remainder of the Executive's Employment Term; (iii) a continuation of all benefits for which Executive is eligible to participate as of the Termination Date in a fashion which is similar to those which Executive is receiving immediately prior to the Termination Date for a period of one (1) year after such termination without cause; and (iv) all unvested stock options held by Executive shall accelerate and become immediately exercisable, and any restrictions on restricted stock held by Executive shall lapse. Amounts payable and benefits to be received pursuant to subsections (i), (ii), (iii) and (iv) of the preceding sentence will be collectively referred to herein as the "Severance Package."

                  3.4 Constructive Termination Without Cause.

                           (a) Constructive Termination Without Cause shall mean
a termination of the Executive's employment at his initiative following the occurrence, without the Executive's written consent, of one or more of the following events:

                                    i) a material diminution in Executive's
duties, title, responsibilities, authority as Chairman or the assignment to Executive of duties which are materially inconsistent with his duties or which materially impair the Executive's ability to function in his then current position; and

                           (b) In the event of a Constructive Termination
Without Cause, Executive shall be entitled to receive the Severance Package.

         4. Payments Upon a Change in Control.

                  4.1 Definitions. For all purposes of this Section 4, the following terms shall have the meanings specified in this Section 4.1 unless the context clearly otherwise requires:

                           (a) "Change in Control" means:

                                    i)   a merger or acquisition in which the
Company is not the surviving entity, except for a transaction the principal purpose of which is to change the State of the Company's incorporation;

                                    ii)  a stockholder approved sale, transfer
or other disposition of all or substantially all of the assets of the Company;

                                    iii) a transfer of all or substantially all
of the Company's assets pursuant to a partnership or joint venture agreement or similar arrangement where the Company's resulting interest is less than fifty percent (50%);

                                    iv)  any reverse merger in which the Company
is the surviving entity but in which fifty percent (50%) or more of the Company's outstanding voting stock is transferred to holders different from those who held the stock immediately prior to such merger;

                                    v)   on or after the date hereof, a change
in ownership of the Company through an action or series of transactions, such that any person is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the securities of the combined voting power of the Company's outstanding securities; or

                                    vi)  a majority of the members of the Board
are replaced during any twelve-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of such appointment of election.

                           (b) "Termination Date" shall mean the date of receipt
of a Notice of Termination of this Agreement or any later date specified therein.

                           (c) "Termination of Employment" shall mean the
termination of Executive's actual employment relationship with the Company.

                           (d) "Termination Upon a Change in Control" shall mean
a Termination of Employment upon or within one (1) year after a Change in Control initiated by the Company for any reason permitted under this Agreement other than (x) the Executive's disability, as described in Section 3.1 hereof,
(y) death, or (z) for "Cause," as described in Section 3.3 hereof.

                  4.2 Notice of Termination. Any Termination upon a Change in Control shall be communicated by a Notice of Termination to the other party hereto given in accordance with Section 11 hereof. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) briefly summarizes the facts and circumstances deemed to provide a basis for a Termination of Employment and the applicable provision hereof, and (iii) if the Termination Date is other than the date of receipt of such notice, specifies the Termination Date (which date shall not be more than fifteen (15) days after the giving of such notice).

                  4.3 Severance Compensation upon Termination. In the event of Executive's Termination upon a Change in Control, Executive shall be entitled to receive the Severance Package. In such event, the Company shall have no further liability or obligation to Executive for compensation under this Agreement except as otherwise specifically provided in this Agreement.

         5. Acceleration of Equity Incentives. As of the occurrence of the termination of Executive's employment by the Company without Cause, by Executive in the event of a Constructive Termination Without Cause, or a termination upon a Change in Control, notwithstanding any provision in the Gender Sciences Inc. 200_ Omnibus Equity Incentive Plan (or any agreement entered into thereunder or any successor stock compensation plan or agreement thereunder) to the contrary, any stock option then held by Executive shall be exercisable and any restriction on any restricted stock then held by Executive shall lapse or be deemed fully satisfied, as applicable.

         6. Non-Exclusivity of Rights. Nothing in this Agreement shall prevent or limit Executive's continuing or future participation in or rights under any benefit, bonus, incentive or other plan or program provided by the Company or any affiliate and for which Executive may qualify; provided, however, that if Executive becomes entitled to and receives all of the payments provided for in this Agreement, Executive hereby waives his right to receive payments under any severance plan or similar program applicable to all employees of the Company.

         7. Survivorship. The respective rights and obligations of the parties hereunder shall survive any termination of the Executive's employment to the extent necessary to the intended preservation of such rights and obligations.

         8. Release. Receipt of the Severance Package pursuant to Sections 3.4,
3.5 or 4.3 shall be in lieu of all other amounts payable by the Company to Executive and in settlement and complete release of all claims Executive may have against the Company other than those arising pursuant to payment of the Severance Package. Executive acknowledges and agrees that execution of a general release of claims in favor of the Company setting forth the terms of this
Section 8 and otherwise reasonably acceptable to the Company and Executive shall be a condition precedent to the Company's obligation to pay the Severance Package to Executive. The cash portion of the Severance Package shall be due and payable by the Company within thirty (30) days after applicable termination of the Employment Period.

         9. Arbitration; Expenses.

                           (a) In the event of any dispute under the provisions
of this Agreement other than a dispute in which the sole relief sought is an equitable remedy such as an injunction, the parties shall be required to have the dispute, controversy or claim settled by arbitration in the City of Englewood, New Jersey in accordance with the commercial arbitration rules then in effect of the American Arbitration Association, before a panel of three arbitrators, two of whom shall be selected by the Company and Executive, respectively, and the third of whom shall be selected by the other two arbitrators. Any award entered by the arbitrators shall be final, binding and nonappealable and judgment may be entered thereon by either party in accordance with applicable law in any court of competent jurisdiction. This arbitration provision shall be specifically enforceable. The fees of the American Arbitration Association and the arbitrators and any expenses relating to the conduct of the arbitration (including reasonable attorneys' fees and expenses) shall be paid as determined by the arbitrators.

                           (b) In the event of an arbitration or lawsuit by
either party to enforce the provisions of this Agreement following a Change in Control, the party that prevails on any material issue which is the subject of such arbitration or lawsuit, shall be entitled to recover from the other party the reasonable costs, expenses and attorneys' fees the other party has incurred attributable to such issue.

         10. Notices. Any notice required to be given hereunder shall be delivered personally, shall be sent by first class mail, postage prepaid, return receipt requested, by overnight courier, or by facsimile, to the respective parties at the addresses given below, which addresses may be changed by the parties by notice conforming to the requirements of this Agreement.

         If to the Company, to:          Gender Sciences Inc.
                                         Attn: Gene Terry & Board Members
                                         10 West Forest Avenue
                                         Englewood, New Jersey 07631
                                         Facsimile: (201) 569-3224

         If to Executive, to:            Arnold Gans
                                         8 Dogwood Lane
                                         Tenafly, NJ 07670
                                         Facsimile: 201-569-1188

         Cc:                             Board of Directors
                                         Chairman, Audit Committee
                                         Chairman, Compensation Committee

Any such notice deposited in the mail shall be conclusively deemed delivered to and received by the addressee four (4) days after deposit in the mail, if all of the foregoing conditions of notice shall have been satisfied. All facsimile communications shall be deemed delivered and received on the date of the facsimile, if (a) the transmittal form showing a successful transmittal is retained by the sender, and (b) the facsimile communication is followed by mailing a copy thereof to the addressee of the facsimile in accordance with this paragraph. Any communication sent by overnight courier shall be deemed delivered on the earlier of proof of actual receipt or the first day upon which the overnight courier will guarantee delivery.

         11. Contents of Agreement; Amendment and Assignment.

                           (a) This Agreement supersedes all prior agreements
and sets forth the entire understanding between the parties hereto with respect to the subject matter hereof and cannot be changed, modified, extended or terminated except upon written amendment approved by the Company and executed on its behalf by a duly authorized officer.

                           (b) All of the terms and provisions of this Agreement
shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, executors, administrators, legal representatives, successors and assigns of the parties hereto, except that the duties and responsibilities of Executive hereunder are of a personal nature and shall not be assignable or delegable in whole or in part by Executive.

         12. Severability. If any provision of this Agreement or application thereof to anyone or under any circumstances is adjudicated to be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect any other provision or application of this Agreement which can be given effect without the invalid or unenforceable provision or application and shall not invalidate or render unenforceable such provision or application in any other jurisdiction. If any provision is held void, invalid or unenforceable with respect to particular circumstances, it shall nevertheless remain in full force and effect in all other circumstances.

         13. Remedies Cumulative; No Waiver. No remedy conferred upon a party by this Agreement is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to any other remedy given hereunder or now or hereafter existing at law or in equity. No delay or omission by a party in exercising any right, remedy or power hereunder or existing at law or in equity shall be construed as a waiver thereof, and any such right, remedy or power may be exercised by such party from time to time and as often as may be deemed expedient or necessary by such party in its sole discretion.

         14. Beneficiaries; References. Executive shall be entitled, to the extent permitted under any applicable law, to select and change a beneficiary or beneficiaries to receive any compensation or benefit payable hereunder following Executive's death by giving the Company written notice thereof. In the event of Executive's death or a judicial determination of his incompetence, reference in this Agreement to Executive shall be deemed, where appropriate, to refer to his beneficiary, estate or other legal representative.

         15. Captions. All section headings and captions used in this Agreement are for convenience only and shall in no way define, limit, extend or interpret the scope of this Agreement or any particular section hereof

         16. Executed Counterparts. This Agreement may be executed in one or more counterparts, all of which when fully-executed and delivered by all parties hereto and taken together shall constitute a single agreement, binding against each of the parties. To the maximum extent permitted by law or by any applicable governmental authority, any document may be signed and transmitted by facsimile with the same validity as if it were an ink-signed document. Each signatory below represents and warrants by his signature that he is duly authorized (on behalf of the respective entity for which such signatory has acted) to execute and deliver this instrument and any other document related to this transaction, thereby fully binding each such respective entity.

         17. Governing Law. This Agreement shall be governed by and interpreted under the laws of the State of New Jersey without giving effect to any conflict of laws provisions.

                  [Remainder of Page Left Intentionally Blank]

         IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have executed this Agreement as of the date first above written.

"Company"                                   GENDER SCIENCES INC.
                                            a New Jersey Corporation


                                            /s/ EUGENE TERRY
                                            ------------------------------------
                                            Eugene Terry, Chairman


"Executive"                                 /s/ ARNOLD M. GANS
                                            ------------------------------------


                    [Signature Page to Employment Agreement]

                                    EXHIBIT A

                                 2003 Bonus Plan

                              GENDER SCIENCES INC.
                                 2002 BONUS PLAN

         1.       PURPOSES OF THE PLAN

                  The Gender Sciences Inc. 2002 Bonus Plan (the "Plan") is established to promote the interests of Gender Sciences Inc., a New Jersey corporation (the "Company"), by creating an incentive program to (a) attract and retain employees who will strive for excellence and (b) motivate those individuals to set and achieve above-average objectives by providing them with rewards for contributions to the operating profits and earning power of the Company.

         2.       ADMINISTRATION OF THE PLAN

                  The Compensation Committee of the Board of Directors of the Company (the "Committee") shall administer the Plan and adopt rules and regulations to implement the Plan. Decisions of the Committee shall be final and binding on all parties who have an interest in the Plan.

         3.       SELECTION OF PARTICIPANTS

                  (a) Service Requirement. An individual shall be eligible to participate in the Plan if he or she has been an Employee for a period of not less than twelve (12) consecutive months at the close of the fiscal year for which a bonus is payable. An individual who is on a leave of absence shall remain eligible, but his or her award shall be adjusted as provided in Section 4(d).

                  (b)      Definitions.  For purposes of the Plan:

                           (i)      Employee. An individual shall be considered
an "Employee" as long as such individual remains employed on a full-time basis by the Company or one or more of its Subsidiaries.

                           (ii)     Subsidiary. Each corporation (other than the
Company) in an unbroken chain of corporations beginning with the Company shall be considered to be a "Subsidiary" of the Company, provided each such corporation (other than the last corporation in the unbroken chain) owns, at the time of determination, stock possessing more than 50% of the total combined voting power of all classes of stock in one of the other corporations in such chain.

         4.       BONUS AWARDS

                  (a) Bonus Pool. The aggregate bonus pool for a fiscal year shall not exceed 10% of Consolidated Operating Income for such fiscal year, and the actual amount shall be determined by the Committee in its sole discretion. If the number does exceed 10% of operating income, the difference shall be paid in stock. "Consolidated Operating Income" means the Company's consolidated operating income for the fiscal year. The calculation of Consolidated Operating Income shall be in accordance with generally accepted accounting principles (including FAS 14), adjusted to exclude the following:

                           (i)      Any Matching Contributions made to the
Company's 401(k) Savings Plan for such fiscal year;

                           (ii)     All items of income, gain, loss or expense
for such fiscal year determined by the Committee to be extraordinary or unusual in nature and not incurred or realized in the ordinary course of business, whether or not such items would otherwise be considered to be extraordinary or unusual in accordance with the standards established by Opinion No. 30 of the Accounting Principles Board; and

                           (iii)    Any profit or loss attributable to the
business operations of any entity acquired by the Company during such fiscal year.

                  Operating profit shall not be adjusted for a minority interest holder's share of a consolidated subsidiary's operating income or loss.

                  (b) Allocations. The Committee shall determine the bonus pool to be paid under the Plan for the Company's fiscal year in accordance with Subsection (a) above. The aggregate bonus pool so determined shall be allocated among the eligible Employees in amounts determined by the Committee upon the satisfaction of one or more performance requirements determined in advance by the Committee. Such performance requirements may include the requirement that the performance of the Company or a business unit of the Company for a specified period of one or more years equal or exceed a target determined in advance by the Committee. The Company's independent auditors shall determine such performance. Such target shall be based on one or more criteria set forth in Appendix A. The Committee shall identify such target not later than the 90th day of such period.

                  (c) Entitlement to Bonus. No eligible Employee shall earn any portion of a bonus award under the Plan until the last day of the Company's fiscal year and only if there has been an allocation to such Employee pursuant to Subsection (b) above. If an eligible Employee receives no allocation under Subsection (b) above, then such Employee shall not be entitled to any bonus under the Plan.

                  (d) Termination of Employment and Leaves of Absence. If an Employee ceases to be employed by either the Company or one or more of its Subsidiaries for any reason on or before the date when the bonus is earned, then he or she shall not earn or receive any bonus under the Plan. If an eligible Employee is on a leave of absence for a portion of the fiscal year, the bonus to be awarded shall be prorated to reflect only the time when he or she was actively employed and not any period when he or she was on leave.

                  (e) Final Report. Following completion of the bonus calculation and allocation described in this Section 4, the Committee shall issue a written report containing the final calculation and allocation.

         5.       PAYMENT OF BONUS AWARDS

                  The individual bonus award allocated to each Employee pursuant to Section 4 shall be paid to such Employee within 30 days after completion of the annual audit of the Company's financial statements by its independent auditors, regardless of whether the individual has remained in Employee status through the date of payment.

         6.       GENERAL PROVISIONS

                  (a) Plan Amendments. The Plan shall become effective when adopted by the Company's Board of Directors. The Board of Directors may at any time amend, suspend or terminate the Plan, provided that it must do so in a written resolution and such action shall not adversely affect rights and interests of Plan participants to individual bonuses allocated prior to such amendment, suspension or termination.

                  (b) Benefits Unfunded. No amounts awarded or accrued under this Plan shall be funded, set aside or otherwise segregated prior to payment. The obligation to pay the bonuses awarded hereunder shall at all times be an unfunded and unsecured obligation of the Company. Plan participants shall have the status of general creditors and shall look solely to the general assets of the Company for the payment of their bonus awards.

                  (c) Benefits Nontransferable. No Plan participant shall have the right to alienate, pledge or encumber his or her interest in this Plan, and such interest shall not (to the extent permitted by law) be subject in any way to the claims of the Employee's creditors or to attachment, execution or other process of law.

                  (d) No Employment Rights. No action of the Company in establishing the Plan, no action taken under the Plan by the Committee and no provision of the Plan itself shall be construed to grant any person the right to remain in the employ of the Company or its subsidiaries for any period of specific duration. Rather, each Employee will be employed "at will," which means that either such Employee or the Company may terminate the employment relationship at any time and for any reason, with or without cause.

                  (e) Exclusive Agreement. This Plan document is the full and complete agreement between the eligible Employees and the Company on the terms described herein.

         7.       EXECUTION.

                  To record the adoption of the Plan by the Board of Directors, the Company has caused its authorized officer to execute the same.

                                          GENDER SCIENCES INC.


                                          /s/ MYRA GANS
                                          --------------------------------------
                                          Myra Gans, Secretary

                                    EXHIBIT A
                                    ---------

               PROPOSED 2003 BONUS PLAN FOR GENDER SCIENCES, INC.
               --------------------------------------------------



         This plan is based on EBITDA and cash flow. It also reflects a maximum bonus payout as follows:

                  GT:      100% OF SALARY

                  AG:      100% OF SALARY

                  MG:       50% OF SALARY

                  JJ:       25% OF SALARY


----------------------------------------------------------------------------------------------------------------------
              EBITDA PROJECTED        % OF BONUS TO BE PAID    ACTUAL AMOUNT CASH PAYOUT                     BY MONTH
              ----------------        ---------------------    -------------------------                     --------
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------
                      $750,000                          25%                      $96,563                        $8047
----------------------------------------------------------------------------------------------------------------------
                    $1,000,000                          50%                     $193,125                      $16,094
----------------------------------------------------------------------------------------------------------------------
                    $1,500,000                          75%                     $289,688                      $24,141
----------------------------------------------------------------------------------------------------------------------
                    $2,000,000                         100%                     $386,250                      $32,188
----------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------
            EMPLOYEE             SALARY        25% OF BONUS       50% OF BONUS        75% OF BONUS      100% OF BONUS
            --------             ------        ------------       ------------        ------------      -------------
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------
GT                             $150,000             $37,500            $75,000            $112,500           $150,000
----------------------------------------------------------------------------------------------------------------------
AG                             $160,000             $40,000            $80,000            $120,000           $160,000
----------------------------------------------------------------------------------------------------------------------
MG                             $110,000             $13,750            $27,500             $41,250            $55,000
----------------------------------------------------------------------------------------------------------------------
JJ                              $85,000              $5,313            $10,625             $15,938            $21,250
----------------------------------------------------------------------------------------------------------------------


PAYOUT - 1ST QUARTER OF 2004

25% GUARANTEED IN CASH

75% CASH OR STOCK AT DISCRETION OF THE BOARD OF DIRECTORS

                                    EXHIBIT B

                    Confidentiality and Non-Compete Agreement

                 Including Non-Solicitation and Non-Disturbance

                                 [See Attached]

                    CONFIDENTIALITY and NON-COMPETE AGREEMENT



         THIS CONFIDENTIALITY and NON-COMPETE AGREEMENT ("Agreement") is entered into on January 1, 2003, between Arnold Gans ("Employee") and Gender Sciences, Inc. ("Employer").

         1. Definitions. As used in this Agreement, the following terms have the following definitions:

                  a. Clients: Any person or entity for whom Employer performs services, to whom Employer sells or licenses products, or from whom Employer, Employee or both obtain information.

                  b. Confidential Information: Proprietary or confidential information that Employer has or will develop, compile, own or exclusively license, or that Employer receives under conditions of confidentiality. Confidential Information includes not only information disclosed by Employer (including its employees, agents, and independent contractors) or its Clients to Employee in the course of employment, but also information (including Inventions) developed or learned by Employee during the course of employment with Employer.

                  Confidential Information is broadly defined and includes (i) all information that has or could have commercial value or other utility in the business in which Employer or its Clients are engaged or in which they contemplate engaging; (ii) all information that, if disclosed without authorization, could be detrimental to the interest of Employer or its Clients, whether or not such information is identified as Confidential Information by Employer or its Clients; (iii) all information that has not been released by Employer to the general public. For example, Confidential Information includes, but is not limited to, techniques, methods, processes, formulas, trade secrets, inventions, discoveries, improvements, research or development information, specifications, data, patent applications, patents, patent rights, software, algorithms, flow charts, data flow diagrams, state transition diagrams, formats, technical plans and designs, marketing plans, business plans, strategies, forecasts, price lists and other unpublished financial information, budgets, projections, customer and supplier lists, characteristics, and agreements.

                  c. Inventions: Discoveries, developments, designs, ideas, improvements, inventions, formulas, processes, techniques, know-how, and data (whether or not patentable or registerable under copyright or similar statutes).

         2. Effective Date. This Agreement will be effective on the earlier of (i) commencement of Employee's employment with Employer or (ii) the date and time at which any Confidential Information was or is first disclosed to Employee.

         3. Use and Protection of Employer's Confidential Information. Employee acknowledges that the unauthorized use or disclosure of Confidential Information may be highly prejudicial to the interests of Employer or its Clients, an invasion of privacy, or an improper disclosure of trade secrets. Employee therefore agrees, at all times during and after Employee's employment to use all reasonable care to protect the Confidential Information by observing, at a minimum, the following guidelines:

                  a. Employee will hold in trust, keep confidential, not make use of, and not disclose or reveal to any third party any Confidential Information, directly or indirectly, except in the course of Employee's employment with Employer and for the benefit of Employer. Employee will not copy, reproduce, remove, or otherwise cause the transmission of Confidential Information or Inventions from Employer's principal place of business or such other place of business specified by Employer, except within the authorized scope of his employment.

         4.       Noncompetition.

                  a. Except with the express prior written consent of the Board of Directors, Employee will not, during the period of employment with Employer and for a period of one (1) year thereafter, (i) engage in any employment or activity outside of Employer which actually or potentially is in conflict with Employer's business or related interests, (ii) induce any other employee of or consultant to Employer to engage in any such employment or activity, or (iii) solicit any Clients or potential Clients of Employer for services similar to those performed by Employer, even if not directly competitive with such services.

                  b. In order for Employer to protect its trade secrets, confidential information and client relationships, for a period of one year immediately after termination of Employee's employment with Employer, Employee will not interfere with Employer's business by soliciting an employee to leave Employer's employ, by inducing a consultant to sever the consultant's relationship with Employer, or by soliciting business from any of Employer's Clients.

         5.       Prior Knowledge and Prior Relationships.

                  a. Except as disclosed in Attachment A, Employee has no knowledge of any Confidential Information other than information Employee has learned from Employer.

                  b. Employee has no agreements, relationships, or commitments to any other person or entity that conflict with or would prevent Employee from performing any of Employee's obligations to Employer under this Agreement.

                  c. Employee will not disclose to Employer, use, or induce Employer to use any proprietary information or trade secrets that Employee obtained in the course and scope of previous employment relationships. Employee represents and promises that Employee has returned all property and Confidential Information belonging to other employers.

         6. Non-Solicitation. During the period of employment with the Company and for the period after during which the "Severance Package" is in effect:

                  a. The [Employee / Executive] will not solicit or cause to be solicited, or aid in the solicitation of business from past or current clients or active prospects of the Company for services or products similar to those being developed, licensed, marketed or sold by the Company; and

                  b. The [Employee / Executive] will not directly or indirectly contact or solicit any employee of the Company with regard to present, future or contemplated employment opportunities on behalf of himself, or any other person, firm, corporation, governmental agency or other entity.

         7. Notices. Any notice, report, or statement required or permitted under this Agreement will be considered to be given or transmitted when sent by certified mail, postage prepaid, addressed to the party for whom it is intended at its address of record; by facsimile, which notice will be effective on computer confirmation of receipt; or by courier or messenger service, which notice will be effective on receipt by recipient as indicated on the carrier's receipt. The record addresses of the parties are as follows:

Employer:               10 West Forest Avenue
                        Englewood, NJ  07631
                        Facsimile: (201) 569-3224

Employee:               Address
                        City, State, Zip


         8. No Waiver. No waiver of a breach, failure of any condition, or any right or remedy contained in or granted by this Agreement will be effective unless it is in writing and signed by the party waiving the breach, failure, right, or remedy. No waiver of any breach, failure, right, or remedy will be deemed a waiver of any other breach, failure, right, or remedy, whether or not similar, nor will any waiver constitute a continuing waiver unless the writing so specifies.

         9. Governing Law. This Agreement, and any dispute arising from the relationship between the parties to this Agreement, shall be governed and determined by the laws of the State of New Jersey. Any dispute that arises under or relates to this Agreement (whether Contract, Tort, or both) shall be resolved in the applicable state or federal court and the parties expressly waive any right they may otherwise have to cause any such action or proceeding to be brought or tried elsewhere.

         10. Severability. If any provision of this Agreement is invalid or unenforceable by a court of competent jurisdiction, that invalidity will not affect any other provision or provisions of this Agreement unless an essential purpose of this Agreement would be defeated by the loss of the illegal, unenforceable, or invalid provision.

         11. Attachments. Attachment A constitutes a part of this Agreement and is incorporated into this Agreement by this reference.

         12. Binding Effect. This Agreement will inure to the benefit of and be binding on the successors and assigns of Employer and Employee.

         13. Integration. This Agreement and its Attachments constitutes the final, complete, and exclusive statement of the Agreement between Employee and Employer with respect to the protection and disclosure of Confidential Information. The parties agree that this Agreement supersedes all prior and contemporaneous understandings or agreements of the parties and that there are no express or implied agreements contrary to this Agreement.

                  This Agreement may be amended, supplemented, or modified only by the mutual agreement of the parties. No amendment, supplement, or modification of this Agreement will be binding unless it is in writing and signed by both parties.

         14.      Specific Performance.

                  a. Because Employee's breach of this Agreement may cause Employer irreparable harm for which money is inadequate compensation, Employer will be entitled to injunctive relief through litigation, arbitration, or any other proceeding, to enforce this Agreement, in addition to damages and other available remedies in contract, tort, or both, such as attorney's fees and costs.

                  b. Employee acknowledges and agrees that the protection set forth in this Agreement are a material condition to employment with, and compensation by, Employer.



IN WITNESS WHEREOF, the undersigned have executed this Agreement on this 1st day of January, 2003 at Englewood, New Jersey.

GENDER SCIENCES INC.

/s/ EUGENE TERRY
-----------------------------
By:   Eugene Terry
Its:  Chairman


[EMPLOYEE]

/s/ ARNOLD GANS
-----------------------------
Employee